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                                                                   EXHIBIT 99.2

                                     PROXY
                                 ADFORCE, INC.
                           10590 North Tantau Avenue
                               California 95014

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints Charles W. Berger and Rex S. Jackson, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.001 par value, of AdForce, Inc. held of record by the undersigned on December 2, 1999, at the special meeting of stockholders of AdForce, Inc. to be held on January 11, 2000, at 10:00 a.m., local time, and
                            ----------------     ----------
at any postponements or adjournments thereof.

 The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus.

 This proxy, when properly executed and returned in a timely manner, will be voted at the meeting and any adjournments or postponements thereof as directed. If no direction is indicated, the proxy will be voted FOR the proposal and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the meeting and any postponement or adjournment of the meeting.

 WHETHER  OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN,  DATE AND
   PROMPTLY  MAIL THIS PROXY CARD IN  THE ENCLOSED RETURN ENVELOPE SO  THAT
     YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

            (Continued and to be Signed and Dated on Reverse Side)

SEE REVERSE SIDE                                               SEE REVERSE SIDE


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[X] Please mark your
    votes as in this
    example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

                                                                                        FOR    AGAINST   ABSTAIN
1. To approve and adopt the Amended and Restated Agreement and Plan of Merger,          [_]      [_]       [_]
   dated as of September 20, 1999, by and among CMGI, Inc., Artichoke Corp.
   and AdForce, Inc., and the merger of Artichoke Corp. with and into AdForce, all as described and, as applicable, attached to the December 10, 1999 proxy statement/prospectus of AdForce and CMGI.

2. To transact any other business that may properly come before the AdForce             [_]      [_]       [_]
   special meeting or any postponement or adjournment of the special meeting.

                                                       Mark here for address change and note at left       [_]

                                                       Mark here if you plan to attend the meeting         [_]

Please sign exactly as your name(s) appears on your stock certificate. If more than one name appears, all named persons should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership or limited liability company, please print full partnership or limited liability company name and indicate capacity of duly authorized person executing on behalf of the partnership or limited liability company. Please date the proxy.

                               DATE                                                                   DATE
-------------------------------     --------------------  --------------------------------------------     --------------------
       SIGNATURE(S)                                             Signature(s) of Stockholder or
                                                                  Authorized Signatory(ies)